EXHIBIT 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Steve Hoffman, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Tyme Technologies, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016	/s/ Steve Hoffman
Steve Hoffman
Chief Executive Officer
(Principal Executive Officer)